Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 25, 2026 relating to the financial statements, which appear in the Registration Statement on Form S-1 (No. 333-295765) of Neptune Insurance Holdings Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-295765) incorporated by reference in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 13, 2026
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